Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Natural Gas Services Group, Inc. of our reports dated March 2, 2009, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Natural Gas Services Group, Inc. for the year ended December 31, 2008.

/s/ Hein & Associates LLP
Dallas, Texas
June 18, 2009